Exhibit 10.2

FIRST AMENDMENT TO THE CORPORATE OFFICE PROPERTIES TRUST 2017 OMNIBUS EQUITY AND INCENTIVE PLAN

The Corporate Office Properties Trust 2017 Omnibus Equity and Incentive Plan (the “Plan”) is hereby amended, effective as of November 29, 2018, as set forth below. All capitalized terms used but not defined in this First Amendment shall have the meanings ascribed to such terms in the Plan.

1.	Section 4 of the Plan is hereby deleted and replaced in its entirety with the following:

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such full or part-time officers or other employees, Non-Employee Trustees and Consultants of the Company and its Subsidiaries as are
selected from time to time by the Administrator in its sole discretion (the “Eligible Grantees”). In order to facilitate the grant of Units under the Plan, the Administrator may, in its sole discretion, grant Units indirectly to Eligible Grantees through an intermediate entity.

2.	Section 13 of the Plan is hereby deleted and replaced in its entirety with the following:

SECTION 13. Other Equity-Based Awards

The Administrator shall have the right to grant Units or any other membership or ownership interests (which may be expressed as units or otherwise) in a Subsidiary (or other affiliate of the Company), with any Shares being issued in connection with the conversion of (or other distribution on account of) an interest granted under the authority of this Section 13 to be subject to Section 3 and the other provisions of the Plan. Notwithstanding the foregoing, any cash dividends or distributions otherwise payable pursuant to an Award granted pursuant to this Section 13, other than an Award of Units, that remains subject to performance based vesting, or forfeiture based on the failure to meet performance-based conditions (i.e., conditions other than the continued service or employment of the grantee through a certain date), must be retained by, or repaid by the grantee to, the Company or the applicable entity granting the Award; provided that, to the extent provided for in the applicable Award Certificate or by the Administrator, an amount equal to such cash dividends or distributions retained or repaid by the grantee may be paid to the grantee upon the satisfaction or lapsing of such performance-based conditions with respect to such Award.

3.	All other terms and conditions of the Plan shall be unchanged and remain in full force and effect.

This First Amendment was duly adopted and approved by the Board of Trustees of Corporate Office Properties Trust on the date first written above.

Corporate Office Properties Trust

/s/ Stephen E. Budorick
Stephen E. Budorick
President & Chief Executive Officer